Exhibit 10.9

EURAMAX HOLDINGS, INC.
2009 EXECUTIVE INCENTIVE PLAN

EURAMAX HOLDINGS, INC.
EXECUTIVE INCENTIVE PLAN

ARTICLE 1	PURPOSE	1

1.1	General	1

ARTICLE 2	DEFINITIONS	1

2.1	Definitions	1

ARTICLE 3	EFFECTIVE TERM OF PLAN	7

3.1	Effective Date	7

3.2	Term of Plan	7

ARTICLE 4	ADMINISTRATION	8

4.1	Committee	8

4.2	Actions and Interpretations by the Committee	8

4.3	Authority of Committee	8

4.4	Delegation	9

4.5	Award Certificates	9

4.6	Grant of Available Shares

ARTICLE 5	SHARES SUBJECT TO THE PLAN	10

5.1	Number of Shares	10

5.2	Share Counting	10

5.3	Stock Distributed	10

ARTICLE 6	ELIGIBILITY	11

6.1	General	11

ARTICLE 7	RESTRICTED STOCK AND RESTRICTED STOCK UNITS	11

7.1	Grant of Restricted Stock and Restricted Stock Units	11

7.2	Issuance and Restrictions	11

7.3	Forfeiture	11

7.4	Delivery of Restricted Stock	11

ARTICLE 8	PROVISIONS APPLICABLE TO AWARDS	11

8.1	Term of Awards	11

8.2	Form of Payment of Awards	12

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8.3	Limits on Transfer	12

8.4	Beneficiaries	12

8.5	Stock Trading Restrictions	12

8.6	Acceleration upon Death or Disability	12

8.7	Acceleration upon a Change in Control	13

8.8	Acceleration for Any Other Reason	13

8.9	Forfeiture Events	13

ARTICLE 9	CHANGES IN CAPITAL STRUCTURE	13

9.1	Mandatory Adjustments	13

9.2	Discretionary Adjustments	13

9.3	General	14

ARTICLE 10	AMENDMENT, MODIFICATION AND TERMINATION	14

10.1	Amendment, Modification and Termination	14

10.2	Awards Previously Granted	14

10.3	Compliance Amendments	14

ARTICLE 11	GENERAL PROVISIONS	15

11.1	Rights of Participants	15

11.2	Withholding	15

11.3	Special Provisions Related to Section 409A of the Code	16

11.4	Relationship to Other Benefits	16

11.5	Expenses	16

11.6	Titles and Headings	16

11.7	Gender and Number	16

11.8	Fractional Shares	16

11.9	Government and Other Regulations	16

11.10	Governing Law	17

11.11	Additional Provisions	17

11.12	No Limitations on Rights of Company	17

11.13	Indemnification	17

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EURAMAX HOLDINGS, INC.
EXECUTIVE INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.          GENERAL. The purpose of the Euramax Holdings, Inc. Executive Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Euramax Holdings, Inc. (the “Company”), by providing employees, officers, directors and consultants of the Company or any Affiliate (as defined below) with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.          DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)        “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)        “Award” means any award of Restricted Stock or Restricted Stock Units granted to a Participant under the Plan.

(c)        “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)        “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)        “Board” means the Board of Directors of the Company.

(f)         “Cause” shall mean (i) conviction of the Participant for a felony, a crime involving moral turpitude (excluding in each case vehicular offenses) or other act of willful omission involving dishonesty or fraud with respect to the Company, in each case, which causes material harm to the standing and reputation of the Company and after written notice to the Participant or (ii) other than by reason of death, Disability or following the occurrence of an event constituting Good Reason, the Participant’s continued failure to perform his duties (consistent with those duties previously performed by the Participant in his capacity as an employee, officer, consultant or director of the Company and those of a person in a similar position performing such duties for an organization of similar size and structure as the Company) to the Company and/or deliberate failure or deliberate refusal by the Participant to comply with a reasonable written directive of the Board or the Chief Executive Officer of the Company which is consistent with the method and manner of conducting the business of the Company, after written notice and, if susceptible to remedy or cure is not cured or remedied and continues for fifteen (15) business days after the Board has given written notice to the Participant specifying in reasonable detail the manner in which the Participant has continued to fail to perform his duties or refused to comply with such reasonable directive and after the Participant has been afforded an opportunity to be heard by the Board in respect thereto. The Company must notify the Participant of any event constituting Cause within ninety (90) calendar days following the Company’s knowledge of its existence or such event shall not constitute Cause under this Plan.

(g)        “Change in Control” means and includes the occurrence of any one of the following events:

(i)           during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)          any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)         the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)            “Committee” means the committee of the Board described in Article 4.

(j)            “Company” means Euramax Holdings, Inc., a Delaware corporation, or any successor corporation.

(k)           “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable. Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l)            “Disability” shall mean the Participant is unable to perform, in the written opinion of a medical doctor mutually agreed to by the Company and by the Participant or his legal representative (and if the Company and the Participant are unable to agree upon a medical doctor, a third doctor selected by the doctor selected by the Company and the doctor selected by the Participant or his legal representative), by reason of physical or mental incapacity, his duties or obligations under this Agreement, for a period of one hundred twenty (120) consecutive calendar days or a total period of two hundred ten (210) calendar days in any three hundred sixty (360) calendar day period.

(m)          “Effective Date” has the meaning assigned such term in Section 3.1.

(n)           “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(o)           “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(p)           “Fair Market Value,” on any date, means the fair market value of a share of Stock as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(q)           “Good Reason,” with respect to any Award, shall mean the occurrence of any of the following events, without the Participant’s express written consent:

(1)   the assignment to the Participant of any duties or responsibilities inconsistent in any material respect with the Participant’s position(s), duties, responsibilities or status with the Company (including any material diminution of his duties, responsibilities or authority;

(2)   a reduction in the Participant’s rate of annual base pay (including, if applicable, annual bonus opportunity) or failure to promptly pay him any such compensation;

(3)   any requirement that Participant (i) be based anywhere more than twenty-five (25) miles from the facility where the Participant is located at the date of grant of such Award or (ii) travel on Company business to an extent that requires extended, overnight travel which is substantially greater than the travel obligations of the Participant immediately prior to the date of grant of such Award; or

(4)   the failure of the Company to continue to make available to the participant a package of benefits including employee benefit plans, welfare benefits, fringe benefits, vacation and sick pay plans which are substantially equivalent, in the aggregate, to those plans in which the Participant was participating immediately prior to the date of grant of such Award.

An action taken in good faith which is remedied by the Company within fifteen (15) business days after receipt of notice thereof given by the participant shall not constitute Good Reason. The Participant must provide notice of termination of employment or service, as the case may be, within ninety (90) calendar days of Participant’s knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Plan.

(r)            “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(s)           “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(t)            “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(u)           “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 8.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(v)           “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(w)          “Plan” means the Euramax Holdings, Inc. Executive Incentive Plan, as amended from time to time.

(x)            “Prior Grantee” means a person who is an employee of the Company or any Affiliate of the Company immediately prior to a Change in Control and who has been granted Awards under the Plan prior to such time, whether or not such Awards remain outstanding.

(y)           “Restricted Stock” means Stock granted to a Participant under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(z)            “Restricted Stock Unit” means the right granted to a Participant under Article 7 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(aa)         “Restrictive Covenant Agreement” means, with respect to a Participant, that certain Restrictive Covenant Agreement by and between the Company and the Participant.

(bb)         “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10.

(cc)         “Stock” means the $1.00 par value Class A voting common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 10.

(dd)         “Stockholders Agreement” means that certain Stockholders Agreement dated as of June 29, 2009, by and among the Company and certain stockholders, including Participants who receive Stock pursuant to this Plan.

(ee)         “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(ff)           “1933 Act” means the Securities Act of 1933, as amended from time to time.

(gg)         “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.          EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the Board (the “Effective Date”).

3.2.          TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.

ARTICLE 4
ADMINISTRATION

4.1.          COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.          ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.          AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a)           Grant Awards;

(b)           Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(c)           Determine the terms and conditions of any Award granted under the Plan;

(f)            Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)            Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)            Amend the Plan or any Award Certificate as provided herein; and

(k)           Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4.          DELEGATION. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.          AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.6.          GRANT OF AVAILABLE SHARES UPON A CHANGE OF CONTROL. It is the Company’s intent that Awards under the Plan will be primarily granted to employees of the Company and that the full number of Shares reserved and available for issuance under Section 5.1 ultimately will be issued. In the event that, immediately prior to a Change in Control, any Shares remain available for issuance under the Plan (other than Shares which are subject to Awards issued and outstanding at such time) (“Available Shares”), then, all such Available Shares will be issued to Prior Grantees, on a pro rata basis, at or immediately prior to the effective time of the Change in Control. In lieu of the issuance of Available Shares, the Company may issue to a

Prior Grantee a cash payment equal to the Fair Market Value of the Available Shares allocable to such Prior Grantee, determined as of the date of the Change in Control. The pro rata distribution of Available Shares to a Prior Grantee described above shall be a fraction in which (a) the numerator is the sum of (i) the aggregate number of Shares subject to outstanding Awards held by such Prior Grantee, plus (ii) the aggregate number of Shares which were subject to Awards previously granted to such Prior Grantee, excluding for this purpose any Shares subject to Awards (or portions of Awards) which were forfeited or expired prior to settlement or distribution, and (b) the denominator is 19,737, as may be adjusted pursuant to Article 9 herein.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.          NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 9.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 21,737.

5.2.          SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant; but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)           To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)           Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)           Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(f)            To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

5.3.          STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY

6.1.          GENERAL. Awards may be granted only to Eligible Participants.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.          GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

7.2.          ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will not entitle the holder to receive dividends or distributions paid in respect of the Shares underlying such Award. Unless otherwise provided in the applicable Award Certificate, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

7.3.          FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

7.4.          DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS

8.1.          TERM OF AWARDS. The term of each Award shall be for the period as determined by the Committee.

8.2.          FORM OF PAYMENT OF AWARDS. At the discretion of the Committee, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including restrictions on transfer and forfeiture provisions.

8.3.          LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

8.4.          BENEFICIARIES. Notwithstanding Section 8.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

8.5.          STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan to a Participant is subject to the Stockholders Agreement, the Restrictive Covenant Agreement between the Company and the Participant, if applicable, any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

8.6.          ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of his or her death or Disability, all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination.

8.7.          ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all time-based vesting restrictions on outstanding Awards shall lapse.

8.8.          ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 8.6 or 8.7 above, the Committee may in its sole discretion at any time determine that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 8.8.

8.9.          FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE

9.1.          MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; and (iii) any other adjustments that the Committee determines to be equitable.

9.2           DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 9.1), the Committee may, in its sole discretion, provide that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

9.3           GENERAL. Any discretionary adjustments made pursuant to this Article 10 shall be subject to the provisions of Section 10.2.

ARTICLE 10
AMENDMENT, MODIFICATION AND TERMINATION

10.1.        AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval, subject to Section 10.2(b); provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

10.2.        AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)          Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award;

(b)         No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

10.3.        COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 10.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 11
GENERAL PROVISIONS

11.1.        RIGHTS OF PARTICIPANTS.

(a)          No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)         Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)          Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 11, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)         No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

11.2.        WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.3.        SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

11.4.        RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

11.5.        EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

11.6.        TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.7.        GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.8.        FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

11.9.        GOVERNMENT AND OTHER REGULATIONS.

(a)          Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act.

(b)         Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no

Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

11.10.      GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

11.11.      ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

11.12.      NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

11.13.      INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Euramax Holdings, Inc. Executive Incentive Plan as adopted by the Board on September 24, 2009.

EURAMAX HOLDINGS, INC.

By:

Its:	President & CEO